EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 8, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in KLA-Tencor Corporation’s Annual Report on Form 10-K for the year ended June 30, 2013.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
November 7, 2013